Business Entity - Filing Acknowledgement

06/18/2026

Work Order Item Number:	W2026061700696-5285965
Filing Number:	20265824314
Filing Type:	Certificate Pursuant to NRS 78.209
Filing Date/Time:	6/17/2026 8:00:00 AM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: E0482222014-8

Entity Name: BOXLIGHT CORPORATION

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

C T CORPORATION SYSTEM**

701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number E0482222014-8
FVAguilar	Filing Number 20265824314
Secretary of State State Of Nevada	Filed On 6/17/2026 8:00:00 AM
	Number of Pages 1

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Boxlight Corporation Entity or Nevada Business Identification Number (NVID): NV20141594766
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: **(i) 4,166,667 shares of Class A voting Common Stock, par value $0.0001 per share; (ii) 50,000,000 shares of Class B non-voting Common Stock, par value $0.0001 per share; and (iii) 50,000,000 shares of Serial Preferred Stock, par value $0.0001 per share.**
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: **(i) 694,445 shares of Class A voting Common Stock, par value $0.0001 per share; (ii) 50,000,000 shares of Class B non-voting Common Stock, par value $0.0001 per share; and (iii) 50,000,000 shares of Serial Preferred Stock, par value $0.0001 per share.**
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: **Each six (6) shares of Class A voting Common Stock will be converted and exchanged into one (1) share of Class A voting Common Stock.**
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: **All fractional shares of Class A voting Common Stock shall be rounded up to the nearest whole share.**
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: June 22, 2026 Time: 9:30 a.m. (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X [signature] Signature of Officer — CFO Title — 6/5/2026 Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.